UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)   Adoption of Compensatory Plan
     On January 20, 2011, the stockholders of D.R. Horton, Inc. (the “Company”) approved the Company’s 2006 Stock Incentive Plan, as amended and restated (the “A&R 2006 Plan”). The Board of Directors of the Company approved the A&R 2006 Plan on December 6, 2010 and the A&R 2006 was submitted for approval by the Company’s stockholders under proposal two in the Company’s proxy statement for the Annual Meeting of Stockholders held on January 20, 2011. The A&R 2006 Plan reflects changes made to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”). The primary changes to the 2006 Plan, as reflected in the A&R 2006 Plan, relate to the following:
(i) the addition of “gross profit or gross profit percentage,” “income or pre-tax income percentage,” “land, lot or inventory improvement,” and “selling, general and administrative expense improvement or containment” as “qualifying performance criteria” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);
(ii) an increase of 250,000 shares (from 500,000 to 750,000) to the maximum number of shares subject to Awards, denominated in shares, that may be granted to any one participant during any calendar year;
(iii) an increase of 5,000 shares (from 10,000 to 15,000) to the maximum number of shares subject to Awards, denominated in shares, that may be granted to any one nonemployee director during any calendar year; and
(iv) certain other ministerial amendments.
     The A&R 2006 Plan is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On January 20, 2011, D.R. Horton, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of six director nominees named in the Company’s proxy statement, (2) the approval of the Company’s 2006 Stock Incentive Plan, as amended and restated, (3) the ratification of the appointment of PriceWaterhouseCoopers LLC as the Company’s independent registered public accounting firm for fiscal 2011, and (4) the approval of a stockholder proposal concerning greenhouse gas emissions. The Annual Meeting voting results of the four listed matters were as follows:

(1). Proposal One: Election of Directors. Stockholders elected each of the following nominees as a director to hold office until the 2012 Annual Meeting and until his successor is duly elected and qualified based on the following votes.

				Broker
Nominee	For	Against	Abstain	Non-Votes
Donald R. Horton	253,722,296	6,656,029	69,203	22,715,108
Bradley S. Anderson	250,524,363	8,745,126	1,178,039	22,715,108
Michael R. Buchanan	255,838,996	4,535,756	72,776	22,715,108
Michael W. Hewatt	255,790,693	4,586,343	70,492	22,715,108
Bob G. Scott	255,913,257	4,460,620	73,651	22,715,108
Donald J. Tomnitz	253,757,602	6,617,161	72,765	22,715,108
(2). Proposal Two: Approval of the Company’s 2006 Stock Incentive Plan, as amended and restated. Stockholders approved the Company’s 2006 Stock Incentive Plan, as amended and restated, based on the following votes.

For	Against	Abstain	Broker Non-Votes
246,185,664	13,029,424	1,232,440	22,715,108
(3). Proposal Three: Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm. Stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 based on the following votes.

For	Against	Abstain
282,668,809	324,982	168,845

(4). Proposal Four: Stockholder Proposal Concerning Greenhouse Gas Emissions. Stockholders voted against the approval of the stockholder proposal concerning greenhouse gas emissions based on the following votes.

For	Against	Abstain	Broker Non-Votes
60,468,308	117,046,082	82,933,138	22,715,108
On proposals 2, 3 and 4, abstentions have the same effect as a vote against the proposal.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibit.
10.1	D.R. Horton, Inc. 2006 Stock Incentive Plan, as amended and restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.
Date: January 26, 2011	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	D.R. Horton, Inc. 2006 Stock Incentive Plan as Amended and Restated.